                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                      FROZEN FOOD EXPRESS INDUSTRIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 1995

TO THE SHAREHOLDERS OF
FROZEN FOOD EXPRESS INDUSTRIES, INC.:

  Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Frozen Food Express Industries, Inc. (the "Company"), a Texas corporation, will be held on Thursday, April 27, 1995, at 3:30 p.m., Dallas, Texas time, in the Fairmont Hotel, 1717 N. Akard, Dallas, Texas 75201 for the following purposes:

  1. Electing eight (8) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified;

  2. Considering and voting upon the approval of the Company's 1995 Non-Employee Director Stock Option Plan; and

  3. Transacting such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

  You are encouraged to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the accompanying proxy at your earliest convenience. A reply envelope is provided for this purpose, which needs no postage if mailed in the United States. Your immediate attention is requested in order to save your Company additional solicitation expense.

  Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.

  Only shareholders of record at the close of business on March 10, 1995, are entitled to notice of and to vote at such meeting or any adjournment thereof.

                                          By Order of the Board of Directors

Dallas, Texas                             LEONARD W. BARTHOLOMEW
March 30, 1995                            Secretary

                      FROZEN FOOD EXPRESS INDUSTRIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 1995

                      FROZEN FOOD EXPRESS INDUSTRIES, INC.
                           1145 EMPIRE CENTRAL PLACE
                                P. O. BOX 655888
                            DALLAS, TEXAS 75265-5888
                           TELEPHONE: (214) 630-8090

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 27, 1995

                            SOLICITATION OF PROXIES

  The accompanying proxy is solicited by the management of Frozen Food Express Industries, Inc., (the "Company") for use at the Annual Meeting of Shareholders to be held at Dallas, Texas, on the 27th day of April, 1995 (the "Annual Meeting"), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy are being mailed or delivered to shareholders on or about March 30, 1995. Solicitations of proxies may be made by personal interview, mail, telephone or telegram by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's $1.50 par value Common Stock (the "Common Stock") held of record by such persons and may reimburse such forwarding expenses. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by the Company.

                                 ANNUAL REPORT

  The Company's Annual Report to Shareholders, covering the fiscal year ended December 31, 1994, including audited financial statements, is also being mailed to the shareholders entitled to notice of and vote at the Annual Meeting in the envelope containing this Proxy Statement. The Annual Report does not form any part of the material for solicitation of proxies.

                     SIGNATURES OF PROXIES IN CERTAIN CASES

  If a shareholder is a corporation, the accompanying proxy should be signed in its full corporate name by the President or another authorized officer who should indicate his title. If a shareholder is a partnership, the proxy should be signed in the partnership name by an authorized person. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator. The executor or administrator should attach to the proxy appropriate instruments showing his qualification and authority. Proxies signed by a person as agent, attorney, administrator, executor, guardian or trustee should indicate such person's full title following his signature.

                              REVOCATION OF PROXY

  All shares represented by a valid proxy will be voted. A proxy may be revoked at any time before it is voted by the giving of written notice to that effect to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

               OUTSTANDING CAPITAL STOCK; PRINCIPAL SHAREHOLDERS

  At the close of business on the 10th day of March, 1995, the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, there were outstanding and entitled to be voted 16,043,960 shares of Common Stock. The following table sets forth certain information, as of March 10, 1995, with respect to each person known to the management of the Company to be a beneficial owner of more than five percent of the outstanding Common Stock.

                                           AMOUNT AND
                                           NATURE  OF
       NAME AND ADDRESS                    BENEFICIAL      PERCENT
       OF BENEFICIAL OWNER               OWNERSHIP(/1/)    OF CLASS
     --------------------------------------------------------------
      FFE Transportation Services, Inc.
       Employee Stock Ownership
       Trust(/2/)                          2,822,490        17.59%
       Texas Commerce Bank,
        National Association, Trustee
        1700 Pacific Avenue
        Dallas, Texas 75201
      Edgar O. Weller                      1,944,925(/3/)   12.12%
       16120 Chalfont Circle
       Dallas, Texas 75248
      Savings Plan For Employees of
       Frozen Food Express
       Industries, Inc.                    1,627,291        10.14%
       Texas Commerce Bank,
        National Association, Trustee
        1700 Pacific Avenue
        Dallas, Texas 75201
      Stoney M. Stubbs, Jr.(/4/)           1,363,255(/5/)    8.42%
       158 Jellico Circle
       Southlake, Texas 76092

--------
(1) Except as otherwise noted, each beneficial owner has sole voting and investment power with respect to all shares owned by him, and all shares are directly held by the person named.

(2) FFE Transportation Services, Inc., ("FFE") is the principal operating subsidiary of the Company.

(3) Includes 1,333,332 shares held by a family partnership which is controlled by Mr. Weller.

(4) Mr. Stubbs holds, and has held for the past fifteen years, the offices of Chairman of the Board, President and Chief Executive Officer of the Company and FFE. Mr. Stubbs is the nephew of Edgar O. Weller, a director of the Company.

(5) Includes 138,805 shares Mr. Stubbs has the right to acquire pursuant to presently exercisable options, 142,409 shares allocated to his account in the FFE Transportation Services, Inc., Employee Stock Ownership Plan, 39,636 shares allocated to his account in the Savings Plan for Employees of Frozen Food Express Industries, Inc., and 788,222 shares held in family partnerships controlled by Mr. Stubbs.

  On February 10, 1995, Quest Advisory Corp. ("Quest") and Quest Management Company ("QMC") jointly filed a Schedule 13G with the Securities and Exchange Commission (the "SEC"). The Schedule 13G indicates that as of December 31, 1994, Quest and QMC were both investment advisers and members of a "group", and that Quest had sole voting and dispositive power over 771,126 shares and QMC has sole voting and dispositive power over 25,786 shares. The total of 796,912 represents 4.97% of the total shares outstanding on March 10, 1995. Accordingly, these shares have been omitted from the above 5% ownership table.

                               QUORUM AND VOTING

  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining the presence of a quorum. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner has voted on certain matters at the Annual Meeting pursuant to discretionary authority or instructions from the beneficial owner but may not have received instructions or exercised discretionary voting power with respect to other matters.

  Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of such stock owned of record at the close of business on March 10, 1995. As to the election of directors, a shareholder may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or
(iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area. With respect to each other proposal, a shareholder may, by checking the appropriate box on the proxy: (a) vote "FOR" the proposal; (b) vote "AGAINST" the proposal; or (c) "ABSTAIN" from voting on the proposal. Cumulative voting for directors is not permitted.

                       ACTION TO BE TAKEN UNDER THE PROXY

  The accompanying proxy, if properly executed and returned, will be voted (1) unless otherwise specified thereon, FOR the election of the eight nominees, named in the next succeeding table, as directors of the Company, (2) FOR the approval of the Company's 1995 Non-Employee Director Stock Option Plan, and (3) in the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof. As to any other matter or business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same. The management of the Company does not know of any such other matter or business. Should any nominee named herein for the office of director become unable or be unwilling to accept nomination for or election to such position, the persons acting under the proxy will vote for the election, in his stead, of such other person as the management of the Company may recommend. The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting. Approval of Proposal Two will require the affirmative vote of the holders of the majority of the total shares of Common Stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors. Broker non-votes will have no effect on the approval of Proposal 2, but abstentions will have the effect of a vote against Proposal Two.

                             NOMINEES FOR DIRECTORS

  The Company's Bylaws provide that the Board of Directors shall consist of a minimum of seven and a maximum of fifteen directors. Eight directors will be elected at the Annual Meeting. Each director elected will serve until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

  The persons named below are the Board of Directors' nominees for election as directors. Each nominee has served continuously as a director since the date of his first election to the Board. Further items of information with respect to the nominees and all directors and officers of the Company as a group, including the beneficial ownership of Common Stock as of March 10, 1995, by such persons and group, are set forth below:

                                                                       AMOUNT AND
                                  PRINCIPAL OCCUPATION       FIRST     NATURE OF          PERCENT
                                 DURING PAST FIVE YEARS     BECAME A   BENEFICIAL           OF
          NAME            AGE       AND DIRECTORSHIPS       DIRECTOR OWNERSHIP(/1/)        CLASS
-------------------------------------------------------------------------------------------------
Stoney M. (Mit)            58 Chairman of the Board,          1977     1,363,255(/2/)       8.42%
 Stubbs, Jr.                   President and Chief
                               Executive Officer of
                               the Company
Edgar O. Weller            77 Vice Chairman of the Board      1969     1,944,925(/3/)      12.12%
                               of the Company
W. Grogan Lord             80 Senior Chairman of the          1975            --               *
                               Board, TeleCom Corporation
Leroy Hallman              79 Of counsel to the law firm of   1975        13,900               *
                               Storey Armstrong Steger &
                               Martin, P.C.(/4/)
Brian R. Blackmarr         53 President,                      1990        20,000               *
                               B.R. Blackmarr &
                               Associates, Inc.
T. Michael O'Connor        40 Chief Executive Officer,        1992        20,000(/5/)          *
                               Ecosource, Inc., Managing
                               Partner, T.J. O'Connor
                               Cattle Co. and Member of
                               Texas A & M University
                               Board of Regents
Charles G.                 53 Executive Vice President        1982       456,542(/7/)       2.83%
 Robertson(/6/)                of the Company since
                               November 1987 and prior
                               thereto Senior Vice
                               President of FFE
Burl G. Cott(/6/)          54 Senior Vice President           1990        96,854(/8/)          *
                               of the Company and FFE
                               since November 1989
All above directors and                                                3,195,476(/9/)      23.99%
executive officers, as a
group
All above directors,                                                   5,174,771(/1//0/)   31.03%
executive officers and
17 officers not listed
above, as a group

--------
* less than 1%

 (1) Except as otherwise noted, all shares are held directly, and the owner has sole voting and investment power.

 (2) Includes 138,805 shares Mr. Stubbs has the right to acquire pursuant to presently exercisable options, 142,409 shares allocated to his account in the FFE Transportation Services, Inc., Employee Stock Ownership Plan, 39,636 shares allocated to his account in the Savings Plan for Employees of Frozen Food Express Industries, Inc., and 788,222 shares held in family partnerships controlled by Mr. Stubbs.

 (3) Includes 1,333,332 shares held by a family partnership which is controlled by Mr. Weller.

 (4) Mr. Hallman, and firms of which he is or has been a member, serve, and for more than 30 years have served, as the Company's principal attorneys in interstate and intrastate trucking matters.

 (5) Represents 20,000 shares which Mr. O'Connor has the right to acquire pursuant to presently exercisable options.

 (6) Mr. Robertson is also Executive Vice President and a director of FFE. Mr. Cott is also Senior Vice President and a director of FFE.

 (7) Includes 82,152 shares Mr. Robertson has the right to acquire pursuant to presently exercisable options, 79,749 shares allocated to his account in the FFE Transportation Services, Inc., Employee Stock Ownership Plan, 33,278 shares allocated to his account in the Savings Plan for Employees of Frozen Food Express Industries, Inc., and 192,236 shares held by a family partnership which is controlled by Mr. Robertson.

 (8) Includes 38,970 shares Mr. Cott has the right to acquire pursuant to presently exercisable options, 19,545 shares allocated to his account in the FFE Transportation Services, Inc., Employee Stock Ownership Plan and 9,348 shares allocated to his account in the Savings Plan for Employees of Frozen Food Express Industries, Inc.

 (9) Includes 279,927 shares which executive officers and directors have the right to acquire pursuant to presently exercisable options, 241,703 shares allocated to the accounts of executive officers pursuant to the FFE Transportation Services, Inc., Employee Stock Ownership Plan, 82,262 shares allocated to the accounts of executive officers pursuant to the Savings Plan for Employees of Frozen Food Express Industries, Inc., and 2,313,790 shares held by family partnerships controlled by directors and executive officers.

(10) Includes 634,339 shares which officers and directors have the right to acquire pursuant to presently exercisable options, 552,280 shares allocated to the accounts of officers pursuant to the FFE Transportation Services, Inc., Employees Stock Ownership Plan, 234,319 shares allocated to the accounts of officers pursuant to the Savings Plan for Employees of Frozen Food Express Industries, Inc., and 2,313,790 shares held by family partnerships controlled by directors and officers.

  The Company's Board of Directors held five meetings during 1994. Each incumbent director except T. Michael O'Connor attended during 1994 at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period that he was director and (2) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

  The Company's Board of Directors has standing compensation, audit and information services committees, but does not have a standing nominating committee. The Compensation Committee consists of Messrs. Blackmarr, Chairman, and Lord. The Committee is charged with recommending compensation arrangements for the directors and executive officers of the Company and recommending compensation programs for FFE. The Committee held two meetings during 1994.

  The Audit Committee of the Board of Directors consists of Messrs. Hallman, Chairman, Weller and O'Connor. During 1994, the Committee held two meetings at which it reviewed with representatives of Arthur Andersen LLP the results of its 1993 annual audit and the plans for the 1994 annual audit and reviewed other services provided by the Company's accountants.

  The Information Services Committee of the Board of Directors consists of Messrs. Stubbs, Chairman, Blackmarr, Cott and Robertson. The Committee is charged with reviewing the Company's information systems and making recommendations to the Board of Directors regarding possible improvements to such systems. The Committee held four meetings during 1994.

                             DIRECTOR COMPENSATION

  As consideration for services as a director, each director who is not an executive officer of the Company receives fees of $1,000 for each meeting attended and $500 for each telephonic meeting in which he participates. Members of the Audit, Compensation and Information Services Committees who are not executive officers of the Company receive fees of $500 for each committee meeting attended which does not occur on the same day as a Board meeting.

  The currently effective Non-Employee Director Stock Plan ("1987 Director Stock Plan") provides for the granting of "Director Options" to acquire the Company's Common Stock to non-employee directors.

  The Board of Directors believes that the interests of the Company's shareholders are better represented by directors who are also shareholders In addition, the Company pays non-employee directors only a modest fee for their services. The Board of Directors believes that the granting of stock options to its non-employee directors enhances its ability to attract and retain qualified individuals to serve as directors of the Company.

  The 1987 Director Stock Plan, which has previously been approved by the shareholders, requires the exercise price per share to be 50% of the fair market value of a share of the Company's Common Stock on the day the Director Option is granted or $1.00 per share, whichever is greater. Each current non-employee member of the Board of Directors was granted an option in accordance with the 1987 Director Stock Plan to purchase 20,000 shares of Company Common Stock for $1.00 per share either at the time the 1987 Director Stock Plan was approved by the Board of Directors on November 19, 1986, or upon their election to the Board.

  Director Options have a term of ten years from the date of grant. Director Options are 100% exercisable upon the grant thereof. On the date any new non-employee director is elected, such director will be granted, without any action, a Director Option to purchase 20,000 shares at an exercise price per share equal to the greater of 50% of the fair market value of the Common Stock on the date of grant or $1.00 per share.

  Director Options are not transferable other than by will or by the laws of descent and distribution and are exercisable during the lifetime of the director only by him. Each Director Option automatically terminates six (6) months after the retirement of the director with Board approval, twelve (12) months after the director ceases to be a director by reason of his death or permanent disability or immediately if the non-employee director ceases to be a director for any other reason. The exercise price of Director Options will be paid in full at the time of exercise in cash or, in whole or in combination with cash, in shares of Common Stock previously issued to the optionee. The 1987 Director Stock Plan will expire on November 19, 1996.

  If the proposal to approve the Company's 1995 Non-Employee Director Stock Option Plan is approved by the shareholders of the Company, the 1987 Director Stock Plan will be terminated and no additional Director Options will be granted pursuant to the 1987 Director Stock Plan.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The Compensation Committee consists of Messrs. Blackmarr and Lord. The Committee is charged with recommending compensation arrangements for the directors and executive officers of the Company and recommending compensation programs for FFE. No payments other than for director fees were made to Compensation Committee members during 1994.

                    FIVE-YEAR SHAREHOLDER RETURN COMPARISON

  The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and the Media General Industry Group Index #221--Trucking Companies, consisting of 43 other trucking companies (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the Media General Index on December 31, 1989, and reinvestment of all dividends).

     COMPARISON OF FIVE-YEAR TOTAL RETURN AMONG FROZEN FOOD EXPRESS, MEDIA
       GENERAL INDUSTRY GROUP #221--TRUCKING COMPANIES AND S&P 500 INDEX



                           1989    1990      1991      1992     1993     1994
                           ----    ----      ----      ----     ----     ----
Frozen Food Express
  Industries, Inc.          100    90.24    198.74    499.38   732.05   626.34
MG Industry Group Index     100    83.09    131.92    154.29   165.55   152.68
S&P 500 Index               100    96.88    126.42    136.08   149.8    151.78

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE:

  The following table sets forth information with respect to the compensation paid by the Company for services rendered during the fiscal years ended December 31, 1994, 1993 and 1992, to each executive officer (collectively, the "Executive Officers") of the Company:

                                                                LONG-TERM
                                ANNUAL COMPENSATION            COMPENSATION
                                 -----------------------------------------------------------
                                                              AWARDS    PAYOUTS
                                                       --------------------------
                                                            SECURITIES
                                                            UNDERLYING   LTIP    ALL OTHER
NAME AND PRINCIPAL                                         OPTIONS/SARS PAYOUTS COMPENSATION
POSITION                  YEAR  SALARY   BONUS   TOTAL (1)      (#)(2)    (3)        (4)
--------------------------------------------------------------------------------------------
Stoney M. (Mit) Stubbs,
 Jr.                      1994 $258,099 $474,373 $732,472     62,500       --     $23,530
Chairman of the Board     1993 $237,112 $521,734 $758,846     88,333       --     $28,286
President and Chief       1992 $218,542 $612,114 $830,656    151,044       --     $35,451
Executive Officer of the
 Company and FFE
Charles G. Robertson      1994 $194,364 $283,726 $478,090     38,125       --     $20,293
Executive Vice President  1993 $172,169 $306,761 $478,930     51,666       --     $25,341
of the Company and FFE    1992 $138,774 $264,763 $403,537     78,833       --     $29,677
Burl G. Cott              1994 $120,490 $156,705 $277,195      8,750       --        --
Senior Vice President     1993 $112,745 $179,767 $292,512     19,999       --     $20,565
of the Company and FFE    1992 $105,419 $ 49,291 $154,710      8,889       --     $19,923

--------
(1) Personal benefits provided to each of the named individuals under various Company programs do not exceed the disclosure thresholds established under SEC rules and are not included in this total.
(2) Options to acquire shares of the Company's Common Stock. The number of shares underlying options in the table have been adjusted to reflect a five-for-four stock split in the form of a 25% stock dividend declared and paid in the first quarter of 1995.
(3) The FFE Transportation Services, Inc., Executive Bonus and Phantom Stock Plan and Supplemental Executive Retirement Plan were established during 1992 and 1993, respectively. No cash payments were made under either plan during 1992, 1993 or 1994. Amounts awarded under each plan are disclosed under the table captioned Long-Term Incentive Plan--Awards in Last Fiscal Year below.
(4) Company contributions to the FFE Employee Stock Ownership Plan (the "ESOP"), the Savings Plan for Employees of Frozen Food Express Industries, Inc., (the "Savings Plan") and the value of benefits, as determined under a methodology required by the SEC for valuing such benefits, ascribed to life insurance policies whose premiums are paid by the Company for the benefit of the persons indicated below. Set forth below is a summary of such compensation:

                                          SAVINGS  SPLIT DOLLAR
      NAME                   YEAR  ESOP    PLAN   LIFE INSURANCE
     -----------------------------------------------------------
      Stoney M. Stubbs, Jr.  1994 $ 9,119 $ 6,000     $8,411
                             1993 $18,194 $ 2,371     $7,721
                             1992 $15,668 $12,676     $7,106
      Charles G. Robertson   1994 $ 9,119 $ 6,000     $5,174
                             1993 $18,194 $ 2,371     $4,776
                             1992 $15,668 $ 9,606     $4,403
      Burl G. Cott           1994 $ 9,119 $ 5,455       --
                             1993 $18,194 $ 2,371       --
                             1992 $12,380 $ 7,543       --

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table contains information concerning the grant of stock options to the Executive Officers in the last fiscal year under the Company's 1992 Incentive and Nonstatutory Stock Option Plan:

                                      INDIVIDUAL GRANTS (1)
                         ------------------------------------------------
                                                                            POTENTIAL REALIZABLE
                                       % OF TOTAL                          VALUE AT ASSUMED ANNUAL
                          NUMBER OF   OPTIONS/SARS                          RATES OF STOCK PRICE
                          SECURITIES   GRANTED TO                          APPRECIATION FOR OPTION
                          UNDERLYING   EMPLOYEES   EXERCISE OR                   TERM (1)(2)
                         OPTIONS/SARS  IN FISCAL   BASE PRICE  EXPIRATION -------------------------
NAME                      GRANTED (3)     YEAR       ($/SH)       DATE         5%          10%
---------------------------------------------------------------------------------------------------
Stoney M. (Mit) Stubbs,
 Jr.                        25,000       12.6%       $11.80     2/04/04   $    185,524 $    470,154
                            37,500       18.8%       $12.40     7/01/04   $    292,436 $    741,090
Charles G. Robertson        18,750        9.4%       $11.80     2/04/04   $    139,143 $    352,616
                            19,375        9.7%       $12.40     7/01/04   $    151,092 $    382,897
Burl G. Cott                 6,250        3.1%       $11.80     2/04/04   $     46,381 $    117,539
                             2,500        1.3%       $12.40     7/01/04   $     19,496 $     49,406
All Holders of Common
 Stock (4)                     N/A         N/A          N/A         N/A   $125,115,506 $317,067,260

--------
(1) The number of shares underlying options and exercise prices have been adjusted to reflect a five-for-four stock split in the form of a 25% stock dividend declared and paid in the 1995 first quarter.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(3) All options granted to Executive Officers were granted on February 4, 1994, or July 1, 1994, under the 1992 Incentive and Nonstatutory Stock Option Plan, first become exercisable on February 4, 1995, or July 1, 1995, respectively, and are exercisable for a period of ten years from the date of grant. All options were granted with an exercise price equal to 100% of the market price of the Common Stock on the date of grant of such stock option.
(4) Assumes a total of 16,043,960 shares of Common Stock outstanding with a value of $12.40 (the closing sales price of the Common Stock on July 1, 1994) per share held from July 1, 1994, until July 1, 2004.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
VALUES

  The following table provides information, with respect to each Executive Officer, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year ending December 31, 1994:

                                                     NUMBER OF
                                                     SECURITIES         VALUE OF
                                                     UNDERLYING       UNEXERCISED
                                                    UNEXERCISED       IN-THE-MONEY
                                                    OPTIONS/SARS      OPTIONS/SARS
                                                     AT FY-END         AT FY-END
                                                       (#)(1)            ($)(3)
                                                      -------------------------------
                          # OF SHARES     VALUE
                            ACQUIRED     REALIZED   EXERCISABLE/      EXERCISABLE/
NAME                     ON EXERCISE (1)    (2)    UNEXERCISABLE     UNEXERCISABLE
-------------------------------------------------------------------------------------
Stoney M. (Mit) Stubbs,
 Jr.                         70,650      $424,673 113,805 / 62,500 $666,045 / $15,000
Charles G. Robertson         36,465      $219,188  63,402 / 38,125 $355,345 / $11,250
Burl G. Cott                 10,994      $109,394  32,720 /  8,750 $183,034 / $ 3,750

--------
(1) The number of shares and exercise prices have been adjusted to reflect a five-for-four stock split in the form of a 25% stock dividend declared and paid during the 1995 first quarter.
(2) Value is calculated on the basis of the difference between the closing price for the Company's Common Stock on the date of exercise and the option exercise price multiplied by the number of shares of Common Stock underlying the option exercised.

(3) The closing price for the Company's Common Stock as reported by the Nasdaq Stock Market on December 31, 1994, was $12.40. Value is calculated on the basis of the difference between $12.40 and the option exercise price of an "in-the-money" option multiplied by the number of shares of Common Stock underlying the option.

LONG-TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR

  The following table provides information concerning awards made during the last fiscal year to the Executive Officers under the FFE Transportation Services, Inc., Executive Bonus and Phantom Stock Plan and Supplemental Executive Retirement Plan. Each unit awarded represents the right to receive an amount in cash on the date of payout, the amount of which depends upon the value of the Company's Common Stock on the date of payout. Upon payout, cash will be paid for each unit in an amount equal to the per share price of Common Stock on the last day of the calendar year in which the event occurs that causes payout (i.e. retirement, termination, disability, etc.). Cash payments made will be reported in the Summary Compensation Table in the year of payout.

                                           PERFORMANCE
                                            OR OTHER   ESTIMATED FUTURE PAYOUTS
                               NUMBER OF     PERIOD     UNDER NON-STOCK PRICE-
                             SHARES, UNITS    UNTIL          BASED PLANS
                               OR OTHER    MATURATION  ------------------------
NAME                            RIGHTS      OR PAYOUT  THRESHOLD TARGET MAXIMUM
-------------------------------------------------------------------------------
Stoney M. (Mit) Stubbs, Jr.     11,062       1/1/96        --      --      --
Charles G. Robertson             6,178       1/1/96        --      --      --
Burl G. Cott                     3,152       1/1/96        --      --      --

--------
(1) The number of units in the table and related footnotes have been adjusted to reflect a five-for-four stock split in the form of a 25% stock dividend declared and paid during the 1995 first quarter.
(2) Units awarded under the Company's Executive Bonus and Phantom Stock Plan for 1994 to the Executive Officers were as follows: Mr. Stubbs--5,303; Mr. Robertson--3,994; and Mr. Cott--2,476 shares. Units awarded under the Company's Supplemental Executive Retirement Plan to the Executive Officers were as follows: Mr. Stubbs--5,759; Mr. Robertson--2,724; and Mr. Cott--
    676. As of December 31, 1994, the total number of units allocated to the accounts of Messrs. Stubbs, Robertson and Cott were 50,782, 29,834 and 15,548, respectively.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is composed of Messrs. Brian R. Blackmarr, Chairman, and W. Grogan Lord. The Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. Under the supervision of the Committee, the Corporation has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Corporation, and thus shareholder value, by aligning closely the financial interests of the Corporation's executives with those of its shareholders. The specific objectives of the Company's executive compensation program are to:

. Support the achievement of Company strategic operating objectives.

. Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance.

. Align the executive officers' financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e., payout that is dependent upon Company performance).

. Encourage a balanced perspective between the short-term and long-term decision making responsibilities of the executive officers by providing an effective balance between rewards offered through the Company's incentive plans.

  The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and phantom equity units, supplemental retirement benefits and various benefits, including medical and retirement plans generally available to employees of the Company. During 1993, the Company engaged a compensation consultant to perform a competitive market analysis of the executive positions in a competitive peer group of companies. The scope of this analysis included comparisons of base salaries, annual cash bonuses, long-term incentives and retirement benefits for executive officer positions comparable to those at the Company. The competitive peer group utilized for purposes of this analysis consisted of 12 publicly-traded trucking companies with operations and revenue size similar to the Company's. The Committee believes that the peer group used for the compensation study provided a more meaningful comparison than would have the broader industry index the Company has selected for use in the five-year shareholder return comparison. For 1994, the broader industry index included 43 other companies, many of which are significantly different from the Company in size and nature of the services provided.

  While this study was not repeated in 1994, it is the intention of the Committee to update the study on a regular basis in an effort to maintain current data on competitive pay practices among its peer group of companies. The Committee has engaged a compensation consultant to perform such an analysis for fiscal 1995. References made below comparing the compensation of the Company's executive officers to the competitive market are based upon the results of the 1993 study.

  Base salary levels for the Company's executive officers are set relative to comparable positions at companies in the transportation services industry. It is the objective of the Company to maintain base salaries that are somewhat below the median of amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar business as the Company. Based upon an analysis of the Company's peer group, the base salaries for executive officers in the current fiscal year remain below the average for comparable positions.

  Annual incentive compensation may be paid under the Company's 1994 Incentive Bonus Plan (the "Incentive Plan") and the Company's Executive Bonus and Phantom Stock Plan (the "Executive Plan"). The main purpose of the plans, both of which were approved by the Company's shareholders at the 1994 annual meeting, is to provide direct financial incentives in the form of annual cash bonuses and phantom shares upon the achievement of predetermined performance goals. The Incentive Plan covers all full-time employees of FFE, including executive officers. The Incentive Plan provides for incentive compensation based upon a formula giving effect to efficiencies of operation as evidenced by the Company's operating ratio. Under the Executive Plan, participants can earn a bonus calculated as a percentage of their annual base salary if the operating ratio meets prescribed targets. The Committee believes that through the Incentive and Executive Plans, when the Company performs in an outstanding manner in relation to its peer group, amounts should be made available to executive officers at levels above the median for that peer group with respect to total cash compensation. For the current fiscal year, bonuses awarded under the Incentive and Executive Plans averaged approximately 64% percent of the executive officers' annual salaries.

  The Board of Directors, at the recommendation of the Committee, awarded discretionary bonuses to the executive officers during the 1994 fiscal year, citing their exemplary performance for the first half of fiscal 1994 in directing the Company's profitability to another record in its 49-year history. Company profits during the twelve months ended June 30, 1994, increased more than 33 percent over the same period in 1993, contributing to an increase in the market value of the Company's Common Stock of 25 percent over the same period.

  The stock option and phantom equity programs form the bases for the Company's long-term incentive plan for officers and key managers. The specific objectives of the programs are (1) to align executive and shareholder long-term interests by creating a strong link between executive pay and shareholder return, and (2) to provide a balance between the short-term and long-term decision making responsibilities of each executive. It is the intention of the Company that executives develop and maintain a significant, long-term stock ownership position in the Company's Common Stock.

  The 1992 Incentive and Nonstatutory Stock Option Plan as amended (the "1992 Plan") was approved by the shareholders at the 1994 Annual Meeting, and serves to replace the expired 1982 Incentive Stock Option Plan (the "1982 Plan"). The 1992 Plan permits the granting of both incentive stock options and nonstatutory options. The exercise price for incentive stock options granted under the plan will not be less than 100% of the fair market value of a share of the Company's Common Stock at the time of the grant. The exercise price for nonstatutory stock options granted under the plan will be determined by the Committee or the Board of Directors at the time of the grant; provided, however, that the exercise price will not be less than 50% of the fair market value of a share of the Company's Common Stock at the time of the grant. The term of the options granted under the 1992 Plan will be determined by the Committee or the Board of Directors; provided that the term of stock options will not exceed ten years. The number of options awarded to individual executive officers during the 1994 fiscal year were determined by reference to grants made to comparable executive positions at the Company's peer group of companies. The Committee believes the current year awards are competitive in value with the awards made to comparable executive officer positions in the Company's peer group.

  During 1993, the Company's Board of Directors adopted and implemented the FFE Transportation Services, Inc., Supplemental Executive Retirement Plan. The purpose of the plan is to allow executives whose retirement benefits are restricted by Internal Revenue Code Sections 401(a)(17) and 415 to receive supplemental benefits in the form of phantom shares in the Company. The amounts awarded under this plan for fiscal 1994 are disclosed in the Summary Compensation Table.

  Mr. Stoney M. (Mit) Stubbs, Jr., has served as Chairman of the Board, President and Chief Executive Officer of the Company since his appointment in 1982. His base salary paid in fiscal year 1994 was $258,099, an increase of 8.9 percent over the previous year. Mr. Stubbs' salary is reviewed annually by the Committee. Adjustments, if any, are made based upon the competitive market analysis of the chief executive officer position at the Company's competitive peer group of companies. In addition, the performance of the Company and the Committee's subjective analysis of Mr. Stubbs' individual performance are also taken into consideration.

  Mr. Stubbs' bonus for fiscal 1994 awarded under the Incentive Bonus Plan and the Executive Plan totaled $164,373. The award levels were determined solely by reference to the pre-established performance goals under each plan with respect to the Company's operating ratio for the current year. In addition, the Board of Directors, at the recommendation of the Committee approved in 1994 the payment of a discretionary bonus to Mr. Stubbs in the amount of $310,000, citing his exemplary performance in directing the Company's profitability during the first half of 1994 to another record best in its 49-year history. Company profits during the 12 months ended June 30, 1994, increased by $2,664,000 or 33% over the same period of 1993, contributing to an increase of 25% in the per-share market value of the Company's Common Stock over the same period.

  During the current fiscal year, the Committee, with the approval of the Board of Directors, awarded Mr. Stubbs 62,500 options to purchase Company Common Stock under the terms of the 1992 Plan. The exercise price of the options was equal to the fair market value of the Company's Common Stock on the date of grant. In determining the number of options awarded to Mr. Stubbs, the Committee considered the value of long-term incentive plan awards made to the chief executive officers of the Company's peer group of companies. Additional considerations included the recent performance of the Company and the Committee's subjective assessment of the individual performance of Mr. Stubbs.

  Changes made to the Internal Revenue Code in 1993 could potentially limit the ability of the Company to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to individuals named in the summary compensation table. This limitation became effective in 1994. During 1993, the Company took steps to mitigate the impact of this limitation and believes all compensation paid in 1994 to be fully tax deductible. The Company will continue to seek ways to preserve the tax deductibility of compensation payments without compromising the Company's or the Committee's flexibility in designing effective compensation plans that can meet the Company's changing objectives. Although the Committee will from time to time review the advisability of making changes in compensation plans to reflect future government-mandated policies, it will not do so unless it feels that such changes are in the best interest of the Company and/or its stockholders.

Brian R. Blackmarr, Chairman
W. Grogan Lord

Members of the Compensation Committee

                          TRANSACTIONS WITH MANAGEMENT

  During 1992, 1993 and 1994 a subsidiary of the Company entered into lease agreements whereby Stoney M. Stubbs, Jr., Chairman of the Board, President and Chief Executive Officer of the Company, Charles G. Robertson, the Executive Vice President and a director of the Company, and a family partnership controlled by Mr. Stubbs leased an aggregate of 44 tractors to the subsidiary. Lease payments were determined by reference to amounts the subsidiary was paying to unaffiliated lessors for similar equipment leased under similar terms. Each tractor is leased under a non-cancelable operating lease for a period of thirty-six months. As of December 31, 1994, the subsidiary was also renting an aggregate of 46 trailers from these officers. Trailer leases in effect on such date were cancelable without notice by either party and are continuing on a month-to-month basis.

  Total tractor and trailer rentals paid by the subsidiary pursuant to the lease agreements during 1994 were as follows: Mr. Stubbs and the family partnership--$593,407 and Mr. Robertson--$291,258. The leases are triple-net leases which require the lessee to pay directly to third parties all taxes, insurance and maintenance expenses. The leases grant the subsidiary an option to purchase the leased equipment at the end of the lease term for its fair market value. Fair market value is determined by reference to prices at which the subsidiary is able to buy and sell similar equipment of similar age and condition. During 1994, the Company purchased trailers valued at $270,000 from Mr. Stubbs and the family partnership and $167,000 from Mr. Robertson, respectively. The aggregate future minimum lease payments to Mr. Stubbs and the family partnership and Mr. Robertson under the tractor leases are approximately $381,667 and $188,168, respectively, in 1995, $240,769 and $131,065, respectively, in 1996 and $73,239 and $35,722, respectively, in 1997.

    PROPOSAL TO APPROVE THE COMPANY'S 1995 NON-EMPLOYEE DIRECTOR STOCK PLAN

  On March 4, 1995, the Board adopted the Frozen Food Express Industries, Inc., 1995 Non-Employee Director Stock Option Plan (the "1995 Director Plan"), subject to approval by the shareholders. The purpose of the 1995 Director Plan is to advance the interest of the Company and its shareholders by strengthening the Company's ability to attract and retain experienced and able individuals to serve as independent Directors of the Company and to furnish additional incentive to such individuals to expend their best efforts on behalf of the Company. The following summary of the 1995 Director Plan does not purport to be complete and is subject in all respects to, and qualified by, the provisions of the 1995 Director Plan, a copy of which appears as Exhibit A to this Proxy Statement.

  Approval of the 1995 Director Plan will require the affirmative vote of the holders of a majority of the total number of shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournments thereof.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

AMOUNT OF STOCK SUBJECT TO THE PLAN

  The 1995 Director Plan provides for the grant of options to purchase a total of 125,000 shares of the Company's Common Stock, subject to adjustments to reflect certain changes in capitalization. Shares for which options have been previously granted but have since lapsed or otherwise terminated shall become available for additional options but shall not increase the total number of shares subject to the 1995 Director Plan.

ELIGIBILITY FOR OPTIONS

  Options will be awarded under the 1995 Director Plan only to Directors who are not at the time of the grant an officer or employee of the Company. On the day of a non-employee Director's initial appointment or election (whichever comes first) to the Board, such individual shall be granted, without any further action on the part of the Board or such individual, an option to purchase 9,375 shares of Common Stock (subject to adjustment to reflect certain changes in capitalization); provided, however, that Directors serving on the Board on March 3, 1995, shall not receive the initial grant of an option to purchase 9,375 shares. Upon the reelection of any non-employee director to the Board (including the nonemployee Director's first election by shareholders if such Director was initially appointed to the Board) such individual shall be granted, without any further action on the part of the Board or such individual, an option to purchase 1,875 shares of Common Stock (subject to adjustment to reflect certain changes in capitalization). No option shall be granted pursuant to the 1995 Director Plan after March 3, 2005.

ADMINISTRATION OF THE PLAN

  The 1995 Director Plan will be administered by the Board of Directors. Of the current Directors of the Company, only five will be eligible to participate in the 1995 Director Plan. The administrators have no discretion to determine the selection of non-employee Directors to whom options may be granted, the number of shares subject to an option, the number of options which may be granted or the price at which such options may be exercised.

OPTIONS UNDER THE PLAN

  To the extent that a non-employee Director has served as a Director for one or more years prior to the grant of an option, the option will be immediately exercisable for the number of shares equal to the product of one-seventh ( 1/7) of the number of shares subject to the option multiplied by the number of full years such non-employee Director has served as a Director. Thereafter, one-seventh of the number of shares subject to the option will become exercisable on each anniversary of the date of grant until the option becomes fully exercisable. No shares underlying the options, however, may be sold until the expiration of six months after the date of grant.

  The exercise price under each option shall be fifty percent (50%) of the fair market value of the Common Stock at the close of business on the last business day prior to the date the option is granted.

  The option shall be deemed exercised on the day when written notice of such exercise has been received by the Company at its principal place of business from the person entitled to exercise the option, accompanied by full payment of the purchase price in cash, check, or shares of Common Stock already owned by the non-employee Director having a fair market value equal to the purchase price, and such other documents, if any, as the Company shall require. No option granted under the 1995 Director Plan shall be exercisable after the tenth anniversary of its grant.

  In the event that an optionee dies while serving on the Board of Directors, all options granted to such optionee under the 1995 Director Plan shall become fully exercisable as of the date of his or her death, and may be exercised by the beneficiary under the optionee's will or the executor of such optionee's estate at any time prior to the second anniversary of his or her death, and his or her unexercised options shall expire at the end of such period. In the event that an optionee shall cease to be a Director for any reason other than death, such optionee may exercise the vested portion of his or her option at any time prior to the second anniversary of the date he or she ceases to be a Director, and his or her unexercised options shall expire at the end of such period. Should an optionee die during the first six months from the date such optionee ceases to be a Director, his or her option may be exercised by the beneficiary under the optionee's will or the executor of such optionee's estate for two years after death and unexercised options shall expire at the end of such period. In no event, however, shall the period during which such options may be exercised extend beyond the term of the options.

  Adjustments to prevent dilution will be made in the event of merger, consolidation, reorganization, recapitalization, subdivision or any other similar change affecting the Common Stock of the Company. The Common Stock to be sold pursuant to options granted under the 1995 Director Plan may be either treasury or authorized but unissued shares.

  No benefits under the 1995 Director Plan will be received by any officer or employee of the Company. The Company currently has five non-employee Directors who would be eligible to participate in the 1995 Director Plan. If the 1995 Director Plan is approved by the shareholders at the Annual Meeting, each of these Directors will receive an option to purchase 1,875 shares of the Company's Common Stock at fifty percent (50%) of the closing sales price of the Common Stock on the day immediately preceding the date of the Annual Meeting. The closing price of the Company's Common Stock, as reported by Nasdaq on March 23, 1995, was $13.00 per share.

AMENDMENT OF THE PLAN

  The Board may make such changes in and additions to the 1995 Director Plan as it may deem proper provided that shareholder approval is required for any amendment that (i) increases the number of shares for which options may be granted; (ii) changes the manner of determining the price at which shares may be purchased; (iii) changes the class of persons eligible to receive options under the 1995 Director Plan; (iv) changes the period during which options may be exercised or (v) changes the provisions relating to the administration of the 1995 Director Plan.

FEDERAL TAX CONSEQUENCES

  Options under the 1995 Director Plan will be treated for federal income tax purposes as non-qualified options. Under the Internal Revenue Code of 1986 as amended, the optionee will not realize income for federal income tax purposes at the time the options are granted, but upon exercise of an option, the optionee will realize income in an amount equal to the amount by which the aggregate fair market value (on the date of exercise) of the shares acquired by such exercise exceeds the aggregate price paid for the shares (and the amount of income so recognized will be deductible by the Company). Upon any subsequent sale of the shares, any amount realized by the optionee in excess of the fair market value of the shares on the date the option was exercised will constitute long-term or short-term capital gain (depending on the period such shares are held). If the amount realized by the optionee upon any such sale is less than the fair market value of the shares on the date the option is exercised, the difference will constitute long-term or short-term capital loss.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of Arthur Andersen LLP served as the Company's independent accountant for fiscal year 1994. It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The Company intends to select its independent accountant to review and report on the financial statements of the Company for the 1995 fiscal year after receiving the recommendation of the Audit Committee of the Board of Directors at the Audit Committee's May 1995 meeting.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) promulgated under the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and Nasdaq. Officers and directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of such forms received by it, or written representations from certain reporting persons that no Form 5 filings were required for those persons, the Company believes that, during the year ended December 31, 1994, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                  SHAREHOLDER PROPOSALS AT 1996 ANNUAL MEETING

  Shareholders intending to present proposals at the 1996 Annual Meeting of Shareholders and desiring to have those proposals included in the Company's proxy statement and form of proxy relating to that meeting must deliver such proposals to the Secretary of the Company on or before December 1, 1995.

                                          By Order of the Board of Directors

Dallas, TX                                LEONARD W. BARTHOLOMEW
March 30, 1995                            Secretary

  THE COMPANY WILL PROVIDE, UPON WRITTEN REQUEST AND WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994, WHICH IT HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK AT THE CLOSE OF BUSINESS ON MARCH 10, 1995. REQUESTS SHOULD BE DIRECTED TO LEONARD W. BARTHOLOMEW, SECRETARY OF THE COMPANY, P. O. BOX 655888, DALLAS, TEXAS 75265-5888.

                                                                       EXHIBIT A
                      FROZEN FOOD EXPRESS INDUSTRIES, INC.
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  1. Purpose. The purposes of the Frozen Food Express Industries, Inc., 1995 Non-Employee Director Stock Option Plan (this "Plan") are to promote the growth and prosperity of Frozen Food Express Industries, Inc. (the "Company"), to attract and retain the best available people to serve as independent directors of the Company and to encourage stock ownership by such directors and thus increase their personal interest in the Company's success.

  2.Administration.

    (a) This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may from time to time prescribe, amend and rescind such rules, regulations, provisions and procedures, consistent with the terms of this Plan, as may be advisable in its opinion in the administration of this Plan, and subject to the terms of this Plan shall prescribe the provisions of the stock option agreements to be issued hereunder and make all other determinations and interpretations necessary or advisable for administering this Plan and the stock option agreements.

    (b) A majority of the Board shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board, shall be the acts of the Board. All decisions, determinations and interpretations of the Board shall be final and binding on all persons interested in this Plan.

  3. Shares and Options Under this Plan.

    (a) The stock to be subject to stock options ("Options") granted under this Plan shall be shares of the Company's common stock, par value $1.50 per share (the "Common Stock"), either authorized and unissued or treasury stock.

    (b) In the event of a merger, consolidation, reorganization, recapitalization, subdivision or any other similar change affecting the stock of the Company, an appropriate adjustment to reflect any such change shall be made in the total number and class of shares for which Options may be granted, the number and class of shares underlying Options to be granted in accordance with Section 4(a), and the number and class of shares and the price per share of any Option theretofore granted to the extent unexercised. Such adjustment shall be as determined by the Board; provided, however, that any such computation shall be rounded to the nearest whole share and no such modification shall require the issuance of fractional shares.

    (c) The total amount of stock reserved for issuance or sale upon the exercise of Options shall be 125,000 shares (subject to adjustment in accordance with Section 3(b)).

    (d) In the event any outstanding Option for any reason expires, is cancelled or otherwise terminates, the shares allocable to the unexercised portion of such Option shall again be available for issuance under this Plan.

    (e) Nothing in this Plan or in any Option granted pursuant to this Plan shall confer on any individual any right to continue as a director of the Company or interfere in any way with the removal of such person as a director in accordance with the Company's Articles of Incorporation and Bylaws.

  4. Eligibility and Grants.

    (a) Each director of the Company who is not at the time of the grant of an Option an officer or employee of the Company ("Non-Employee Director") shall automatically be granted Options under this Plan as follows:

    From and after March 4, 1995, on the day of a Non-Employee Director's initial appointment or election (whichever comes first) to the Board, such individual shall be granted, without any further action on the part of the Board or such individual, an Option to purchase 9,375 shares of Common Stock (subject to adjustment in accordance with Section 3(b)), provided, however, that Directors serving on the Board on March 3, 1995, shall not receive the initial grant of an Option to purchase 9,375 shares. Upon the reelection of any Non-Employee Director to the Board (including the Non-Employee Director's first election by shareholders if such director was initially appointed to the Board), such individual shall be granted, without any further action on the part of the Board or such individual, an Option to purchase 1,875 shares of Common Stock (subject to adjustment in accordance with Section 3(b)).

    (b) It is intended that Options to purchase shares of the Company's stock under this Plan shall constitute non-qualified options, not incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

  5.Option Price.

    The price at which shares may be purchased under each Option shall be 50% of the Fair Market Value (defined below) of the Common Stock on the date the Option is granted. For purposes of this Plan, "Fair Market Value" shall mean:

    (a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, the last reported sale price on such exchange on the last business day prior to the date in question; or

    (b) If shares of Common Stock are not listed or admitted to unlisted trading privileges as provided in Section 5(a) and sales prices therefor in the over-the-counter market shall be reported by The Nasdaq Stock Market's National Market ("Nasdaq") at the date of determining the Fair Market Value, the last reported sale price so reported on the last business day prior to the date in question; or

    (c) If shares of Common Stock are not listed or admitted to unlisted trading privileges as provided in Section 5(a) and sales prices therefor shall not be reported by Nasdaq as provided in Section 5(b), and bid and asked prices therefor in the over-the-counter market shall be reported by Nasdaq (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, the average of the closing bid and asked prices on the last business day prior to the date in question.

  6.Exercise of Options.

    (a) Subject to Section 6(b) and Section 6(c), 1/7th of each Option granted under this Plan shall vest and become exercisable on each anniversary of the date of the grant of such Option; provided that, to the extent a Non-Employee Director has served as a director of the Company for one or more years prior to the time of the grant of such Option to such director, (i) such fraction of the Option equal to the product of 1/7th multiplied by the lesser of (y) the number of full years such director has served as a director of the Company on the date of such grant and (z) seven (7) shall vest and become exercisable immediately and (ii) if the fraction determined in accordance with clause (i) immediately above is less than 1, 1/7th of the number of shares of Common Stock subject to such Option on the date of grant shall vest and become exercisable on each anniversary of the date of the grant of such Option until the Option becomes fully vested. Notwithstanding any provision of this Plan to the contrary, in no event may any Option be exercised prior to the first annual meeting of shareholders of the Company after the effective date of this Plan.

    No Option shall be exercisable after the tenth anniversary of the date of its grant.

  (b) During the lifetime of a Non-Employee Director, Options granted to such Non-Employee Director may be exercised only by such Non-Employee Director. Options shall not be sold, pledged, assigned or transferred in any manner except by will or by the laws of descent and distribution, and any attempt to do so in violation of this prohibition, whether voluntary, involuntary, by operation of law or otherwise, shall immediately void the Option.

    If a Non-Employee Director dies while serving on the Board, the Options theretofore granted to such director shall become fully vested as of the date of his or her death and may be exercised by his or her estate or a person who has acquired the right to exercise the Option(s) by will or the laws of descent and distribution at any time or times prior to the second anniversary of the date of such director's death; provided that in no event may an Option be exercised after the tenth anniversary of the date of its grant. Thereafter the Options shall terminate and forever cease to be exercisable.

    (c) If a Non-Employee Director ceases to be a director of the Company for any reason other than death, such director may exercise such portion of his or her Option(s) as had vested prior to his or her ceasing to be a director of the Company at any time or times prior to the second anniversary of the date he or she ceased to be a director of the Company; provided that in no event may an Option be exercised after the tenth anniversary of the date of its grant. Thereafter the Options shall terminate and forever cease to be exercisable. In the event of the death of a Non-Employee Director within six months after his or her ceasing to be a director of the Company, any vested Options may be exercised by such director's estate or a person who has acquired the right to exercise the Option(s) by will or the laws of descent and distribution at any time or times prior to the second anniversary of the date of his or her death; provided that in no event may an Option be exercised after the tenth anniversary of the date of its grant. Thereafter the Options shall terminate and forever cease to be exercisable.

    (d) As a condition to the exercise of an Option and provided the Non-Employee Director has not held the Option for a period of six months from the date of grant, the Non-Employee Director shall agree not to dispose of the Common Stock obtained upon exercise of the Option until the expiration of six months from the date of grant of the Option unless such disposition is in a transaction which is exempt from the provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

    (e) An Option may not be exercised for fractional shares of stock of the Company.

    (f) The Option shall be exercised on the day when written notice of such exercise has been received by the Company at its principal place of business from the person entitled to exercise the Option, accompanied by full payment of the purchase price (i) in cash or by check to the order of the Company, (ii) in the form of shares of Common Stock already owned by the Non-Employee Director, duly endorsed to the order of the Company, having a Fair Market Value equal to the purchase price payable in connection with such exercise, or (iii) by a combination of (i) and (ii), and such other documents, if any, as the Company shall require. Upon receipt of all such documents and payments, the shares shall be deemed to have been issued or sold and the Non-Employee Director so exercising his or her Option shall be entitled to receive such shares and shall then be a shareholder with respect to such shares, and the shares shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other rights for which the record date is prior to the date of the exercise of the Option and payment for the shares is received by the Company, except as specifically provided in this Plan.

    (g) Upon the issuance of Common Stock as a result of the exercise of an Option, the Non-Employee Director so exercising the Option shall provide the Company with the funds to enable it to pay any tax required by any government to be withheld or paid.

  7.Amendment and Discontinuance.

    The Board may at any time amend this Plan, provided that, except as permitted by Section 3(b), no amendment without the approval of shareholders shall: (a) increase the total number of shares for which Options may be granted, (b) change the manner of determining the price at which shares may be purchased, (c) change the class of persons eligible to receive Options under this Plan, (d) change the period during which Options may be exercised or (e) change the provisions relating to the administration of this Plan by the Board. The Board may terminate this Plan at any time but such termination shall not affect Options previously granted and such Options shall remain in full force and effect as if this Plan had not been terminated. Notwithstanding any other provision hereof, in no event shall the provisions of this Plan be amended more frequently than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended from time to time, and the Employee Retirement Income Security Act, as amended from time to time, or the rules thereunder.

  8.Reservation of Shares.

    During the term of this Plan and any Option exercisable hereunder, the Company shall at all times reserve and keep available, and will obtain from any regulatory body having jurisdiction any requisite authority in order to issue or sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain any authority deemed by the Company's counsel to be necessary to the lawful issuance or sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such authority shall not have been obtained.

  9.Securities Act of 1933.

    Unless (a) the shares to be issued upon exercise of an Option granted under this Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended; or (b) in the opinion of counsel for the Company, no such registration is necessary, the Company shall be under no obligation to issue any shares covered by any Option.

  10.Section 16.

    With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

  11.Effective Date; Term of Plan.

  This Plan shall become effective as of March 4, 1995; provided, however, if this Plan is not approved by the holders of a majority of the stock of the Company present or represented by proxy and entitled to vote at the first annual meeting of shareholders of the Company following March 4, 1995, any Options granted under this Plan shall be null, void and of no force and effect as of their grant date, and this Plan shall terminate. This Plan shall terminate on March 3, 2005, unless sooner terminated as provided in this Plan. At the end of such term, this Plan shall expire except for Options then outstanding.

                      FROZEN FOOD EXPRESS INDUSTRIES, INC.

                ANNUAL MEETING OF SHAREHOLDERS - APRIL 27, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby (1) acknowledges receipt of the notice, dated March 30, 1995, of the Annual Meeting of Shareholders of Frozen Food Express Industries, Inc. (Herein called the "Company") to be held on Thursday, April 27, 1995, at 3:30 p.m., Dallas, Texas time, in the Fairmont Hotel, 1717 N. Akard, Dallas, Texas 75201, and the Proxy Statement, also dated March 30, 1995, in connection therewith (herein called the "Proxy Statement"), and (2) constitutes and appoints Stoney M. Stubbs, Jr., and Burl G. Cott, and each of them (if only one be present, then by that one alone), his attorneys and proxies, with full power of substitution and revocation to each, for and in the same, place and stead of the undersigned, to vote, and act with respect to, all of the shares of capital stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at said meeting and at any adjournment thereof. The Board of Directors recommends a vote FOR each of the Company's proposals set forth on the reverse.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2.
                                                                 _______________
                                                                 | SEE REVERSE |
                                                                 |     SIDE    |
                                                                 ---------------
                 (Continued and to be signed on reverse side.)

    Please mark
/x/ votes as in
    this example.

Please mark boxes in blue or black ink.

1.  ELECTION OF OFFICERS

Nominees: Stoney M. (Mit) Stubbs, Jr., Edgar O. Weller, W. Grogan Lord, Leroy Hallman, Brian R. Blackmarr, Charles G. Robertson, Burl G. Cott and T. Michael O'Connor.
                FOR                 WITHHELD

                / /                   / /

                                                          MARK HERE
/ /  _________________________________                    FOR ADDRESS
For all nominees except as noted above                    CHANGE AND     / /
                                                          NOTE BELOW

Please promptly complete, date, sign and return this proxy using the enclosed envelope.

                                             FOR    AGAINST    ABSTAIN

2.  Proposal to approve the Company's
    1995 Non-Employee Director Stock         / /      / /        / /
    Option Plan

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

When shares are held by joint tenants, both should sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer who should indicate his title. If a partnership, please sign in partnership name by authorized person. Please date, sign and mail this proxy card in the enclosed envelope. No postage if mailed in the United States.


Signature:________________________________ Date: _____________________

Signature:  ______________________________ Date:  ____________________